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                  Exhibit 21. Subsidiaries of the Registrant

BURLINGTON NORTHERN SANTA FE CORPORATION

BNSF Acquisition, Inc. (DE)                                      100%
Burlington Northern Santa Fe British Columbia, Ltd. (DE)         100%
The Burlington Northern and Santa Fe Railway Company (DE)        100%
     Alameda Belt Line (CA)                                       50%
     The Belt Railway Company of Chicago (IL)                   16.6%
     BN Leasing Corporation (DE)                                 100%
     The Burlington Northern and Santa Fe Railway
          Company de Mexico, S.A. de C.V. (Mexico)                50%
     Burlington Northern Dock Corporation (DE)                   100%
     Burlington Northern International Services, Inc. (DE)       100%
          The Burlington Northern and Santa Fe Railway
               Company de Mexico, S.A. de C.V. (Mexico)           50%
          Burlington Northern - Mexico Inc. (DE)                 100%
     Burlington Northern (Manitoba) Limited (Manitoba)           100%
     Burlington Northern Railroad Holdings, Inc. (DE)            100%
     Burlington Northern Santa Fe Manitoba, Inc. (DE)            100%
     Burlington Northern Santa Fe Properties, LLC (DE)           100%
          BNSF Dothan, Inc. (TX)                                 100%
          BNSF98 Dothan LLC (TX)                                 100%
          WEC 98D-27 LLC (TX)                                    100%
          WEC 98D-29 LLC (TX)                                    100%
          WEC 98D-33 LLC (TX)                                    100%
          WEC 98F-5 LLC (DE)                                     100%
          Wolverine 98D-27, Inc. (TX)                            100%
          Wolverine 98D-29, Inc. (TX)                            100%
          Wolverine 98D-33, Inc. (TX)                            100%
     Burlington Northern Worldwide, Inc. (DE)                    100%
     Central California Traction Company (CA)                   33.3%
     Constellation 130, Inc. (CA)                                100%
     The Dodge City and Cimarron Valley Railway Company (KS)     100%
     Electro Northern, Inc. (DE)                                 100%
     Houston Belt & Terminal Railway Company (TX)                 50%
     INB Corp. (NV)                                              100%
     Iowa Transfer Railway Company (IA)                           25%
     Kansas City Terminal Railway Company (MO)                    25%
     Limited Partnership Management, Inc. (DE)                   100%
     Longview Switching Company (WA)                              25%
     Los Angeles Junction Railway Company (CA)                   100%
     Metrovias S.A. (Argentina)                                 16.6%
     Midwest/Northwest Properties Inc. (DE)                      100%
     M-R Holdings Acquisition Company (DE)                       100%
     M T Properties, Inc. (MN)                                  37.8%
     Northern Radio Limited (British Columbia)                   100%
     The Oakland Terminal Railway (CA)                            50%
     Oklahoma City Junction Railway Company (OK)                 100%
     Paducah & Illinois Railroad Company (KY)                   33.3%
     Pine Canyon Land Company (DE)                               100%
     Portland Terminal Railroad Company (OR)                      40%